Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

U.S. Silica Enters Into Definitive Agreement to Be Acquired by Apollo Funds for $1.85 Billion

U.S. Silica Stockholders to Receive $15.50 Per Share in Cash

KATY, Texas, April 26, 2024 — U.S. Silica Holdings, Inc. (NYSE: SLCA) (the “Company”), a diversified industrial minerals company and a leading last-mile logistics provider to the oil and gas industry, announced today that it has entered into a definitive agreement to be acquired by funds managed by affiliates of Apollo (NYSE: APO) (the “Apollo Funds”), one of the world’s premier investment firms, in an all-cash transaction that values the Company at an enterprise value of approximately $1.85 billion.

Under the terms of the agreement, U.S. Silica stockholders will receive $15.50 per share in cash for each share of common stock owned as of the closing of the transaction. The per share purchase price of $15.50 represents a 18.7% premium to U.S. Silica’s closing share price of $13.06 on April 25, 2024, the last full trading day prior to the transaction announcement, and a 33.0% premium to the Company’s 90-day volume-weighted average share price for the period ended April 25, 2024. Upon completion of the transaction, the Company’s common stock will no longer be listed on the New York Stock Exchange, and the Company will become a private company. U.S. Silica will continue operating under the U.S. Silica name and brand and will continue to be led by Bryan Shinn and the current executive team.

Charles Shaver, Chairman of the U.S. Silica Board of Directors said, “We are pleased to reach this agreement with Apollo Funds, which we believe will provide our stockholders with compelling, certain, cash value for their shares. Apollo Funds have a strong investment record in the minerals and mining sector and are committed to helping us achieve our long-term objectives while maintaining our core values and customer-centric approach.”

“U.S. Silica has been a leader in the industrial silica and minerals industry for 124 years, and this agreement is a great outcome for our stockholders that paves the way for the Company’s continued success well into the future,” said Bryan Shinn, Chief Executive Officer, U.S. Silica. “By partnering with Apollo Funds, we gain significant resources, deep industry expertise and enhanced flexibility as a private company to pursue the many market opportunities in front of us and invest in innovative capabilities that enable value-added offerings for customers. U.S. Silica has long benefitted from our large-scale production, high-quality reserve base, geographically advantaged footprint, low-cost platform, and strong customer relationships. Our ability to take this step from a position of strength is a testament to this excellent foundation and the dedication of our employees. I’m incredibly excited about the path ahead.”

Gareth Turner, Partner at Apollo, said, “We have tremendous respect for U.S. Silica and its talented management team and employees, and are thrilled to partner with them to unlock the Company’s next phase of growth. U.S. Silica’s industrial minerals and sand mining and logistics businesses each are proven leaders in their respective markets. We believe there are many opportunities to grow and expand these businesses and we look forward to using our significant industry experience to build on and extend the Company’s legacy of excellence to new frontiers.”

Approvals and Timing

The transaction, which has been unanimously approved by U.S. Silica’s Board of Directors, is expected to close in the third quarter of 2024, subject to customary closing conditions, including approval by U.S. Silica stockholders and receipt of regulatory approvals. The transaction is not subject to a financing condition.

The definitive agreement includes a 45-day “go-shop” period that will expire at 12:01 AM ET on June 10, 2024, which permits U.S. Silica and its financial advisor to actively initiate, solicit and consider alternative acquisition proposals from third parties. U.S. Silica’s Board of Directors will have the right to terminate the agreement to enter into a superior proposal, subject to the terms and conditions of the agreement. There can be no assurance that this process will result in a superior proposal, and U.S. Silica does not intend to disclose developments with respect to the “go-shop” process unless and until it determines such disclosure is appropriate or is otherwise required, subject to the terms and conditions set forth in the agreement.

First Quarter 2024 Financial Results

In a separate press release issued today, U.S. Silica announced its first quarter 2024 financial results. The press release is available on the Investor Relations section of the U.S. Silica corporate website. In light of the announced transaction with Apollo Funds, U.S. Silica has canceled the associated earnings conference call previously scheduled for today.

Advisors

Piper Sandler & Co. is acting as a financial advisor to U.S. Silica, and Morrison & Foerster LLP is serving as U.S. Silica’s legal counsel. Wachtell, Lipton, Rosen & Katz is serving as legal counsel and BNP Paribas Securities Corp and Barclays are serving as financial advisors to Apollo Funds.

About U.S. Silica

U.S. Silica Holdings, Inc. is a global performance materials company and is a member of the Russell 2000. The Company is a leading producer of commercial silica used in the oil and gas industry and in a wide range of industrial applications. Over its 124-year history, U.S. Silica has developed core competencies in mining, processing, logistics and materials science that enable it to produce and cost-effectively deliver over 800 diversified products to customers across our end markets.

U.S. Silica’s wholly-owned subsidiaries include EP Minerals and SandBox Logistics™. EP Minerals is an industry leader in the production of products derived from diatomaceous earth, perlite, engineered clays, and non-activated clays. SandBox Logistics™ is a state-of-the-art leader in proppant storage, handling and well-site delivery, dedicated to making proppant logistics cleaner, safer and more efficient. The Company has 26 operating mines and processing facilities and two additional exploration stage properties across the United States and is headquartered in Katy, Texas.

About Apollo

Apollo is a high-growth, global alternative asset manager. In our asset management business, we seek to provide our clients excess return at every point along the risk-reward spectrum from investment grade to private equity with a focus on three investing strategies: yield, hybrid, and equity. For more than three decades, our investing expertise across our fully integrated platform has served the financial return needs of our clients and provided businesses with innovative capital solutions for growth. Through Athene, our retirement services business, we specialize in helping clients achieve financial security by providing a suite of retirement savings products and acting as a solutions provider to institutions. Our patient, creative, and knowledgeable approach to investing aligns our clients, businesses we invest in, our employees, and the communities we impact, to expand opportunity and achieve positive outcomes. As of December 31, 2023, Apollo had approximately $651 billion of assets under management. To learn more, please visit www.apollo.com.

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote or approval in connection with the proposed acquisition of U.S. Silica (the “Company”) by Apollo Funds (the “Merger”). In connection with the proposed Merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”), which the Company will furnish with any other relevant documents to its stockholders in connection with the Special Meeting of the Stockholders to vote on the Merger. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the Merger. BEFORE MAKING ANY VOTING DECISION, WE URGE STOCKHOLDERS TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. The proposals for the Merger will be made solely through the proxy statement. In addition, a copy of the proxy statement (when it becomes available) may be obtained free of charge from the Investor Relations Department at the Company, at 24275 Katy Freeway, Suite 600 Katy, TX 77494. Security holders also will be able to obtain, free of charge, copies of the proxy statement and any other documents filed by the Company with the SEC in connection with the proposed Merger at the SEC’s website at http://www.sec.gov, and at the Company’s website at ussilica.gcs-web.com.

Forward-Looking Statements

This communication includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” or other words or phrase of similar import. These statements are based on current expectations, estimates and projections about the industry, markets in which the Company operates, management’s beliefs, assumptions made by management and the transactions described in this communication. While the Company’s management believes the assumptions underlying the forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger that may be instituted against the parties and others following announcement of the merger agreement; (3) the inability to consummate the transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain the requisite stockholder approval, failure to obtain required regulatory approvals or the failure to satisfy other conditions to completion of the transaction; (4) risks that the proposed transaction disrupts current plans and operations of the Company or diverts management’s attention from its ongoing business; (5) the ability to recognize the anticipated benefits of the transaction; (6) the amount of the costs, fees, expenses and charges related to the transaction; (7) the risk that the merger agreement may be terminated in circumstances requiring the Company to pay a termination fee; (8) the effect of the announcement of the Merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (9) the effect of the announcement of the Merger on the Company’s operating results and business generally; (10) the risk that the Company’s stock price may decline significantly if the Merger is not consummated; and (11) the other risks and important factors contained and identified in the Company’s filings with the SEC, such as the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as the Company’s subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time, any of which could cause actual results to differ materially from the forward-looking statements in this communication.

There can be no assurance that the transaction will in fact be consummated. We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this communication. The Company undertakes no obligation or duty to update or revise any of these forward-looking statements after the date of this communication, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.

Participants in the Solicitation

The directors and officers of the Company may be deemed to be participants in the solicitation of proxies in connection with the approval of the proposed transaction. Information regarding the Company’s directors and officers and their respective interests in the Company by security holdings or otherwise is available in (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, including under the headings “Item 10. Directors, Executive Officers and Corporate Governance”, “Item 11. Executive Compensation”, “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Item 13. Certain Relationships and Related Transactions, and Director Independence”, which was filed with the SEC on February 27, 2024, (ii) the Company’s definitive Proxy Statement on Schedule 14A for its 2024 annual meeting of stockholders, including under the headings “Proposal No. 1: Election of Directors”, “Directors and Executive Officers”, “Compensation Discussion and Analysis”, “Executive and Director Compensation Tables and Other Information”, “Stock Ownership” and “Transactions with Related Persons”, which was filed with the SEC on March 26, 2024 and (iii) subsequent statements of changes in beneficial ownership on file with the SEC. Additional information regarding the interests of such potential participants is or will be included in the proxy statement and other relevant materials to be filed with the SEC, when they become available, including in connection with the solicitation of proxies to approve the proposed Merger. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and U.S. Silica’s website at ussilica.gcs-web.com.

U.S. Silica Contact

Ida Ashley

Vice President, Human Resources

ashleyi@ussilica.com

Tracey Timpanaro

Corporate Communications Specialist

timpanaro@ussilica.com

Apollo Contact

Noah Gunn

Global Head of Investor Relations

(212) 822-0540

IR@apollo.com

Joanna Rose

Global Head of Corporate Communications

(212) 822-0491

Communications@apollo.com